UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 7, 2020

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1573 Mallory Lane

Brentwood, Tennessee 37027

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 221-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share*	QHC*	New York Stock Exchange*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*

On April 7, 2020, the New York Stock Exchange (“NYSE”) notified Quorum Health Corporation (the “Company”) that it would apply to the Securities and Exchange Commission (the “SEC”) to delist the Company’s common stock upon completion of all applicable procedures. The delisting will be effective 10 days after a Form 25 is filed with the SEC by the NYSE. The deregistration of the Company’s common stock under section 12(b) of the Securities Exchange Act of 1934, as amended, will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25.

Item 1.01.	Entry into a Material Definitive Agreement

As previously reported, on April 7, 2020, Quorum Health Corporation (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in order to implement the financial restructuring of the Company. The Chapter 11 Cases are being jointly administered under the caption In re Quorum Health Corporation, et al.

“Debtor-in-Possession” Credit Agreement

On April 10, 2020, the Company entered into that certain Superpriority Secured Debtor-in-Possession Credit Agreement, among the Company, as the borrower, certain subsidiaries of the Company party thereto as guarantors, the lenders party thereto (the “DIP Lenders”), GLAS USA, LLC, as administrative agent for the lenders (the “Administrative Agent”), and GLAS Americas, LLC, as collateral agent for the lenders (the “DIP Credit Agreement”). The Bankruptcy Court entered an order (the “Interim Order”) approving the DIP Credit Agreement on an interim basis on April 9, 2020.

The DIP Credit Agreement allows the Company to borrow term loans (the “DIP Loans”) with an aggregate principal amount of up to $100 million (the “DIP Facility”). The Company is permitted to draw up to $30 million of DIP Loans as of the date of the Interim Order. After the Bankruptcy Court enters a final order approving the DIP Credit Agreement, the Company may draw up to a maximum principal amount of $60 million under the DIP Facility, and thereafter may draw the remaining portion of the loan commitments not drawn subject to the consent of the required lenders under the DIP Credit Agreement or if needed under the Budget (as defined below).

The DIP Loans will bear interest at a rate per annum, at the option of the Company, equal to (i) an adjusted LIBO rate (with a floor of 1.00%) plus 10.00% or (ii) an alternate base rate (with a floor of 2.00%) plus 9.00%. The adjusted LIBO rate is equal to the rate of interest quoted as the London interbank offering rate for deposits in dollars for a term comparable to the interest period applicable to a DIP Loan, adjusted for certain statutory reserves applicable to the Administrative Agent or any DIP Lender under the regulations promulgated by the Board of Governors of the Federal Reserve System of the United States. The alternate base rate is equal to the greatest of (x) the federal funds rate plus 0.5%, (y) the prime rate established by the Administrative Agent, and (z) the adjusted LIBO Rate in effect plus 1.00%. Upon the occurrence of an event of default, the Administrative Agent is permitted to charge a default rate of interest equal to 2.00% above the rate otherwise applicable. The Company is required to make interest payments monthly, in arrears, on the first day of each month, upon any prepayment, and at the final maturity date of the DIP Facility.

The Company will use the proceeds of the DIP Loans to fund its operations and working capital during the Chapter 11 Cases, pay obligations arising from or related to the Carve Out (as defined below), pay professional fees in connection with the Chapter 11 Cases, make adequate protection payments, and pay fees and expenses incurred in connection with negotiating and implementing the DIP Credit Agreement.

As security for the DIP Loans, the DIP Lenders are entitled to joint and several superpriority claim status in the Chapter 11 Cases. Further, the Debtors are granting in favor of the DIP Lenders (i) a first priority security interest in and lien upon (x) the amounts deposited in a segregated deposit account for advances of DIP Loans under the DIP Credit Agreement, and (y) subject to order by the Bankruptcy Court, avoidance actions and the proceeds thereof, and (ii) a junior security interest in and lien upon all of the assets of the Debtors encumbered by the liens established pursuant to that certain Credit Agreement, dated as of April 29, 2016, among the Company, as borrower, each of the guarantors named therein, the lenders from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent for the lenders (the “Senior Secured Credit Agreement”). The guarantors under the Senior Secured Credit Agreement will also guarantee the obligations of the Company under the DIP Credit Agreement. The liens and superpriority claims of the DIP Lenders are subject in each case to a carve out (the “Carve Out”) that accounts for certain administrative, court and legal fees payable in connection with the Chapter 11 Cases.

Furthermore, the DIP Credit Agreement includes certain affirmative covenants applicable to the Company and its subsidiaries, including, among other customary covenants in debtor-in-possession financings, (i) the obligation to deliver a cash flow forecast, setting forth all line-item cumulative receipts and operating disbursements on a weekly basis for a thirteen-week period (the “Budget”), (ii) the obligation to update the Budget every four weeks, (iii) the obligation to achieve certain milestones established by the DIP Lenders, and (iv) the obligation to deliver weekly and monthly operating reports. The DIP Credit Agreement also includes negative covenants that, subject to certain exceptions, limit the Company’s and its subsidiaries’ ability to incur additional indebtedness, create liens on their assets, engage in mergers or consolidations, sell assets, pay dividends or distributions or repurchase their capital stock, make investments, or change their lines of business. The DIP Credit Agreement requires the Company to use the proceeds of the DIP Loans and operate its business in a manner consistent with the Budget, subject only to variances of 15% for aggregate collections and 15% for aggregate disbursements, tested on a rolling four-week basis.

Moreover, the DIP Credit Agreement includes certain customary representations and warranties and events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, cross defaults to certain indebtedness, certain bankruptcy-related events (such as the conversion of the Chapter 11 Cases to proceedings under Chapter 7 of the Bankruptcy Code), certain events under ERISA, the liens on the collateral of the DIP Lenders cease to be valid and perfected, and a change of control of the Company. If an event of default occurs, the Administrative Agent, at the request of the requisite DIP Lenders, will be entitled to take various actions after giving notice to the Company, including the acceleration of all amounts due under the DIP Credit Agreement and the termination of the DIP Lenders commitments to make DIP Loans, subject to the terms of the Interim Order and the final order approving the DIP Credit Agreement.

The DIP Facility will mature upon the earlier to occur of (i) October 10, 2020, (ii) the acceleration of the DIP Loans and the DIP Lenders’ commitments as described above, and (iii) the effective date of the Debtors’ joint prepackaged plan of reorganization.

The foregoing description of the DIP Credit Agreement and the DIP Facility described therein is qualified in its entirety by reference to the full text of the DIP Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The DIP Credit Agreement also is subject to final approval by the Bankruptcy Court, which has not been obtained at this time.

Item 2.03.	Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 regarding the DIP Facility and DIP Credit Agreement is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 7, 2020, the Company was notified by the staff of New York Stock Exchange (“NYSE”) Regulation that it had determined to commence proceedings to delist the Company’s common stock from the NYSE and that trading in the Company’s common stock would be suspended immediately.

NYSE Regulation reached its decision that the Company is no longer suitable for listing pursuant to NYSE Listed Company Manual Section 802.01D after the Company’s disclosure on April 7, 2020 that it has commenced voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware. The letter also indicated that the NYSE’s application to the Securities and Exchange Commission (“SEC”) to delist the Company’s common stock is pending, subject to the completion of all applicable procedures, including any appeal by the Company of the NYSE Regulation’s decision.

The Company does not intend to appeal the determination and, therefore, it is expected that the Company’s common stock will be delisted. Trading of the Company’s common stock has commenced on the OTC Pink marketplace under the symbol “QHCCQ”. The transition does not affect the Company’s business or operations.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this filing that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents; the length of time the Company will operate under the Chapter 11 Cases; the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s financial restructuring; the terms and conditions to which the DIP Facility is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the Company’s trading price and the volatility of the Company’s common stock and the effects of the NYSE delisting proceedings; and the effects and the length of the 2019 novel coronavirus (COVID-19) pandemic, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (including any amendments to those reports) filed with the Securities and Exchange Commission. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

No.	Description

10.1	Superpriority Secured Debtor-in-Possession Credit Agreement, dated April 10, 2020, by and among the Company, as borrower, certain subsidiaries of the Company from time to time party thereto as guarantors, the lenders party thereto, GLAS USA LLC, as administrative agent, and GLAS Americas LLC, as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUORUM HEALTH CORPORATION (registrant)

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Executive Vice President
and Chief Financial Officer (principal financial officer)

Date: April 13, 2020